                                  Exhibit 99.1

This Statement on Form 4 is filed by the Reporting Persons listed below.

Name of Designated Filer: ARTAL INTERNATIONAL S.C.A.

Date of Event Requiring Statement: December 16, 2020.

Issuer Name: Lexicon Pharmaceuticals, Inc. [LXRX]

ARTAL INTERNATIONAL S.C.A.

By: ARTAL INTERNATIONAL MANAGEMENT S.A.,
its general partner

By: /s/ Anne Goffard
    ----------------
Name: Anne Goffard
Title: Managing Director

ARTAL INTERNATIONAL MANAGEMENT S.A.

By: /s/ Anne Goffard
    ----------------
Name: Anne Goffard
Title: Managing Director

ARTAL GROUP S.A

By: /s/ Anne Goffard
    ----------------
Name: Anne Goffard
Title: Authorized Person

WESTEND S.A.

By: /s/ Pascal Minne
    ----------------
Name: Pascal Minne
Title: Director

STICHTING ADMINISTRATIEKANTOOR WESTEND

By: /s/ Pascal Minne
    ----------------
Name: Pascal Minne
Title: Sole Member of the Board

PASCAL MINNE

By: /s/ Pascal Minne
    ----------------